Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus, “Ernst & Young, LLP” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report dated May 28, 2013, on the financial statements and financial highlights of Altegris Macro Strategy Fund in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 509 to File No. 333-122917; Amendment No. 511 to File No. 811-21720)

/s/ Ernst & Young LLP

Philadelphia, PA

July 25, 2013